Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-273312 on Form S-3 and Registration Statement Nos. 333-274705, 333-214445, 333-191915, 333-219376, and 333-249400 on Form S-8 of AAR CORP. of our report dated February 7, 2024, relating to the combined financial statements of Triumph Group, Inc. Product Support Businesses as of and for the year ended March 31, 2023 appearing in this Current Report on Form 8-K of AAR CORP.

/s/ Ernst & Young LLP

Philadelphia, Pa
February 14, 2024